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                                                                      EXHIBIT 35




                      VOTING AND TRANSFER RIGHTS AGREEMENT



                                      AMONG



                               PENSKE CORPORATION



                                       and



                          THE PERSONS SIGNATORY HERETO



                           Dated as of August 1, 2003









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         WHEREAS, the persons signatory hereto under the heading "HOLDERS"
(individually, a "Holder" and, collectively, "Holders") shall receive shares of Common Stock (as hereafter defined) of United Auto Group, Inc. (the "Company") from affiliates of Penske Corporation, a Delaware corporation ("Penske"), in the amount set forth on the signature page hereto;

         NOW, THEREFORE, in consideration of the Shares received and the promises, mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

Unless otherwise defined herein, capitalized terms used herein shall have the meanings specified below:

"Beneficial Ownership" means "beneficial ownership" as defined in Rule 13d-3 promulgated under the Exchange Act. The term "Beneficial Owner" shall have a correlative meaning.

"Business Day" means a calendar day, other than (a) a Saturday or Sunday, and
(b) a day on which commercial banks are required or permitted by law or other governmental action to close in New York, New York, United States of America.

"Common Stock" means the Class A Common Stock, par value $.0001 per share, of the Company, and includes any securities issued with respect to such shares by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, amalgamation, merger, consolidation or other reorganization or otherwise.

"Permitted Transferee" of a person means (a) a corporation, partnership or other entity wholly owned by such person and (b) an inter vivos trust or substantially similar entity designed for estate or tax planning purposes, provided that such corporation, partnership or other entity or such trust or similar entity shall agree in writing to comply with the terms hereof.

"Shares" means the shares of Common Stock issued to a Holder as set forth on the signature page hereto.

"Sole Beneficial Owner" shall mean a person who is the Beneficial Owner of Shares, who does not share Beneficial Ownership of such Shares with any other person (other than pursuant to this Agreement) and who is the only person (other than pursuant to



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applicable community property laws) with a direct economic interest in the
Shares, other than a Permitted Transferee. An economic interest of the Company (or of any other person with respect to which the Company has expressly agreed to in writing) as pledgee shall be disregarded for this purpose.

"Transfer" means any direct or indirect transfer, sale, assignment, gift, pledge, mortgage, hypothecation or other disposition of any interest. The terms "Transferee," "Transferor," "Transferred," and "Transferable" shall each have a correlative meaning.

                                   ARTICLE II
                                VOTING AGREEMENT

2.1. VOTING AGREEMENT.

Each Holder hereby agrees to vote any Shares subject to the restrictions set forth in Section 3.2 hereof as directed by Penske, or, in the absence of any direction by Penske, in favor of any proposal or any director nominee recommended by the Board of Directors of the Company, at any meeting of the stockholders of the Company, and at any adjournment thereof, and on any other occasion in respect of which the consent of such Holder with respect to its Shares may be given or may be requested or solicited by the Company, whether at a meeting or pursuant to the execution of a written consent or otherwise, for all purposes. Each Holder further agrees that such Holder will not vote any Shares subject to the restrictions set forth in Section 3.2 hereof in favor of the approval of any corporate action in contravention of the direction specified above. Each Holder further agrees that any breach of this Section 2.1 shall result in a forfeiture of the Shares in favor of Penske.

                                   ARTICLE III
                              TRANSFER RESTRICTIONS

3.1 RIGHT OF FIRST OFFER

At any time prior to termination of this Agreement, if Holder desires to Transfer any Shares held by Holder (other than the Shares eligible for transfer immediately as set forth in 3.2(b)(i) and other than to a Permitted Transferee), such Holder shall, before such Transfer, take the following actions:

         (i) Inform Penske in writing (which shall include by facsimile) of its intent to Transfer such Shares (the "Transfer Notice") and shall include in such Transfer Notice, the number of shares such Transferring Party intends to Transfer (the "Transfer Amount").

         (ii) Upon receipt of a Transfer Notice, Penske shall have three business days from the time of delivery of the Transfer Notice to inform such Holder whether it desires to purchase any Shares.



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         (iii)    In the event that Penske informs such Holder in writing that it does not intend to purchase any such Shares or provides no response prior to the expiration of such period, such Holder shall be entitled to Transfer such Shares, free and clear of the restrictions set forth in this Section 3.1. Upon such transfer, if in accordance with the terms of this Agreement, Holder shall have no further obligations under this Section 3.1.


         (iv) In the event that Penske informs such Holder in writing that it intends to purchase any such Shares, Penske shall purchase such shares for the purchase price equal to the closing price of the Common Stock as quoted on the New York Stock Exchange Composite Index determined as of the date of delivery of the Transfer Notice (or for fair market value as reasonably determined by Penske in the event the Common Stock is no longer listed on the New York Stock Exchange). In such event the parties shall complete the Transfer of such Shares within five Business Days from the date of delivery of such notice to Holder.

3.2 TRANSFER PROHIBITION

     (a) Each Holder agrees that such Holder (or, if applicable, such Holder's Permitted Transferee) shall at all times be the Sole Beneficial Owner of the Shares owned by the Holder on the date hereof, except as set forth in paragraph
(b).

     (b) Notwithstanding Section 3.2(a), a Holder may:

     (i) commencing on the date hereof, Transfer up to 33% of such Holder's Shares as set forth on the signature page hereto; and

     (ii) commencing on the date that is one year from the date hereof, Transfer an aggregate (together with all other Transfers made pursuant to this paragraph
(b)) of up to 66% of such Holder's Shares as set forth on the signature page hereto.

Notwithstanding Section 3.2 (a), a Holder may Transfer any Shares commencing on the date that is two years from the date hereof. Any Transfer in compliance with the provisions of this Section 3.2, shall nonetheless be subject to Section 3.1 hereof.

3.3 TRANSFEREES; NONCOMPLYING TRANSFERS.

In the event of any purported Transfer of any Shares in violation of Article III of this Agreement, such purported Transfer shall be void and of no effect, and no dividend of any kind whatsoever nor any distribution pursuant to liquidation or otherwise shall be received by the purported transferee in respect of such Shares (all such dividends and distributions being deemed waived), and the voting rights of such Shares, if any, on any matter whatsoever shall remain vested in the Transferor, and the Transferor shall not be relieved of any of its obligations hereunder as the holder of such Shares.



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3.4 LEGEND.

Each Holder understands and agrees that any share certificate representing Shares Beneficially Owned by such Holder may bear a legend noted conspicuously on each such certificate, agreement or other instrument reading substantially as follows:

         "THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE PROVISIONS OF A VOTING AND TRANSFER RIGHTS AGREEMENT AMONG PENSKE CORPORATION AND THE PERSONS NAMED THEREIN, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICE OF PENSKE CORPORATION AND WHICH, AMONG OTHER MATTERS, PLACES RESTRICTIONS ON THE DISPOSITION OF SUCH SECURITIES. THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY BE SOLD, EXCHANGED, TRANSFERRED, ASSIGNED, PLEDGED, PARTICIPATED, HYPOTHECATED OR OTHERWISE DISPOSED OF ONLY IN ACCORDANCE THEREWITH."


                                   ARTICLE IV
                         REPRESENTATIONS AND WARRANTIES

Each Holder severally represents and warrants to Penske as follows:

     (i) such Holder has (and with respect to Shares to be acquired in the future, will have) good, valid and marketable title to the Shares, free and clear of any pledge, lien, security interest, charge, claim, equity or encumbrance of any kind, other than pursuant to this Agreement or permitted hereby;

     (ii) this Agreement constitutes the legal, valid and binding obligation of such Holder, enforceable against such Holder in accordance with its terms (subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally and to general equitable principles (whether considered in a proceeding in equity or at law));

     (iii) there are no actions, suits or proceedings pending, or, to the knowledge of such Holder, threatened against or affecting such Holder or such Holder's assets in any court or before or by any federal, state, municipal or other domestic or foreign governmental department, commission, board, bureau, agency or instrumentality which, if adversely determined, would impair the ability of such Holder to perform or comply with this Agreement;

     (iv) such Holder understands that his ability to transfer the Shares is subject to legal and contractual restrictions and that the Shares have not been registered under the United States Securities Act of 1933, and that he is holding the Shares for his own account, for



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investment, and not for distribution, assignment or resale to others, and no other person has any direct or indirect beneficial interest in such shares (other than Penske); and

     (v) each Holder that is not a natural person, additionally and severally represents and warrants that:

     (i) such Holder is duly organized and validly existing in good standing under the laws of the jurisdiction of such Holder's formation;

     (ii) such Holder has full right, power and authority to enter into and perform this Agreement; and (iii) the execution and delivery of this Agreement and the performance of the transactions contemplated herein have been duly authorized, and no further proceedings on the part of such Holder are necessary to authorize the execution, delivery and performance of this Agreement; and this Agreement has been duly executed by such Holder.

                                    ARTICLE V
                                      TERM

5.1 TERM.

This Agreement shall terminate with respect to a Holder at such time as such entity ceases to Beneficially Own any Shares in compliance with the terms hereof.

5.2 EFFECTS OF TERMINATION.

Upon termination of this Agreement, this Agreement (other than Section 6.7) shall thereafter become void and have no effect, and no party hereto shall have any liability or obligation to any other party hereto in respect of this Agreement, except for any liability resulting from such party's breach of this Agreement.

                                   ARTICLE VI
                            MISCELLANEOUS PROVISIONS

6.1 SURVIVAL.

All of the representations, warranties, covenants, and agreements of the parties contained in this Agreement shall survive until this Agreement is terminated.

6.2 NOTICES.

All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given (a) when delivered personally to the recipient, (b) two Business Days




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after the date when sent to the recipient by reputable express courier service
(charges prepaid), or (c) seven Business Days after the date when mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid. Such notices, demands and other communications shall be sent to the parties at the addresses indicated on the signature page attached hereto or, if to Penske: 2555 Telegraph Road, Bloomfield Hills, Michigan 48302, Attention:
President, Telecopy: 248-648-2560.

6.3 PARTIES IN INTEREST.

Other than as set forth below, this Agreement shall not confer any rights or remedies upon any person or entity other than the parties hereto and their respective permitted successors and assigns.

6.4 ENTIRE AGREEMENT.


This Agreement and the other documents executed on the date hereof constitute the entire agreement among the parties hereto with respect to the subject matter hereof and supersede and are in full substitution for any and all prior agreements and understandings among them relating to such subject matter, and no party shall be liable or bound to the other party hereto in any manner with respect to such subject matter by any warranties, representations, indemnities, covenants, or agreements except as specifically set forth herein or in the other documents executed on the date hereof.

6.5 DESCRIPTIVE HEADINGS.

The descriptive headings of the several sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

6.6 COUNTERPARTS.

For the convenience of the parties, any number of counterparts of this Agreement may be executed by any one or more parties hereto, and each such executed counterpart shall be, and shall be deemed to be, an original, but all of which shall constitute, and shall be deemed to constitute, in the aggregate but one and the same instrument.

6.7 GOVERNING LAW; JURISDICTION.

(a) ANY CONTROVERSY OR CLAIM ARISING OUT OF OR RELATING TO (i) THE TERMS OF THIS AGREEMENT; (ii) THE TRANSACTIONS OR OBLIGATIONS CONTEMPLATED HEREBY; OR (iii) ALL OTHER ASPECTS OF A PARTY'S STOCK OWNERSHIP AND RIGHTS ATTENDANT THERETO, MUST BE SETTLED BY ARBITRATION ADMINISTERED BY AAA UNDER ITS COMMERCIAL ARBITRATION RULES (UNLESS SUCH RULES ARE INCONSISTENT WITH ANY TERM OF THIS AGREEMENT), AND JUDGMENT ON THE AWARD RENDERED BY THE ARBITRATION(S) MAY BE ENTERED IN THE STATE COURTS LOCATED WITHIN THE STATE OF MICHIGAN, COUNTY OF OAKLAND OR THE FEDERAL COURTS LOCATED WITHIN THE STATE OF MICHIGAN, COUNTY OF WAYNE. ANY DEMAND FOR



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ARBITRATION MADE PURSUANT TO THIS AGREEMENT, MUST BE COMMENCED WITHIN ONE YEAR
FROM SUCH ACTION ACCRUAL, OR SUCH CLAIM WILL BE FOREVER BARRED.

(b) THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF MICHIGAN WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAW PRINCIPLES THEREOF WHICH MIGHT RESULT IN THE APPLICATION OF THE LAWS OF ANY OTHER JURISDICTION.

(c) EXCLUSIVE JURISDICTION FOR ANY ARBITRATION PROCEEDING INITIATED PURSUANT TO THIS AGREEMENT SHALL BE IN THE STATE OF MICHIGAN, COUNTY OF OAKLAND. EACH OF THE PARTIES FURTHER AGREES THAT SERVICE OF ANY PROCESS, SUMMONS, NOTICE OR DOCUMENT TO ITS RESPECTIVE ADDRESS SET FORTH IN SECTION 6.2 SHALL BE EFFECTIVE SERVICE OF PROCESS FOR ANY ARBITRATION ACTION OR PROCEEDING BROUGHT AGAINST IT. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY OBJECTION TO THE LAYING OF VENUE FOR ANY ARBITRATION PROCEEDING IN THE STATE OF MICHIGAN OR THE UNITED STATES OF AMERICA LOCATED IN THE COUNTY OF OAKLAND, AND HEREBY FURTHER IRREVOCABLY AND UNCONDITIONALLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM AT ANY ARBITRATION PROCEEDING THAT SUCH ACTION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

6.8 SEVERABILITY.

In the event that any one or more of the provisions contained in this Agreement or in any other instrument referred to herein, shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, then to the maximum extent permitted by law, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement or any other such instrument. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

6.9 SPECIFIC PERFORMANCE.

(a) The parties hereto acknowledge and agree that irreparable damage would occur in the event that any provision of this Agreement was not performed in accordance with its specific terms or was otherwise breached, and further acknowledge and agree that money damages are an inadequate remedy for the breach of this Agreement because of the difficulty of ascertaining the amount of damage that would be suffered in the event of such breach. The parties hereto accordingly agree that they each shall be entitled to obtain specific performance of any provision of this Agreement, including without limitation
Section 2.1 hereof, and injunctive or other equitable relief to prevent or cure breaches of any provision of this Agreement, this being in addition to any other remedy to which they may be entitled by law or equity.

(b) The parties hereto further agree that they shall not be permitted or have the right to terminate or suspend performance of any provision of this Agreement, it being agreed that all provisions of this Agreement shall continue and be specifically enforceable in all events and under all circumstances until terminated pursuant to the terms of this



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Agreement, regardless of any events, occurrences, actions or omissions before or after the date hereof. In furtherance of the foregoing, the parties hereto agree that they shall not be permitted to, and shall not, bring any claim seeking to terminate or suspend performance of any provision of this Agreement or seeking any determination that any provision of this Agreement (including, without limitation, this Section 6.9) is invalid, inapplicable or unenforceable.





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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


PENSKE CORPORATION

By:
   ---------------------------------
Name:
Title:




---------------------------------
Name: Holder
Address:
Share Amount:







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